Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration No. 333-269808 on Form S-3 and Registration Statement Nos. 333-240259, 333-253028, 333-262632, 333-269810 and 333-287772 on Form S-8 of our report dated March 17, 2026 relating to the financial statements of Kalaris Therapeutics, Inc., appearing in the Annual Report on Form 10-K of Kalaris Therapeutics, Inc. for the year ended December 31, 2025.

/s/ Deloitte & Touche LLP

San Francisco, California

March 17, 2026